UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 16, 2005
Date of Report (Date of earliest event reported)

XLR MEDICAL CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-50026	88-0488851
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

Suite 204, 1480 Gulf Road
Point Roberts, Washington	98281
(Address of principal executive offices)	(Zip Code)

(360) 220-5219
Registrant's telephone number, including area code

Suite 3400 Park Place, 666 Burrard Street
Vancouver, British Columbia
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

_____	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

_____	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

_____	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

_____	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

Certain statements contained in this Current Report on Form 8-K constitute "forward-looking statements". These statements, identified by words such as “plan”, "anticipate," "believe," "estimate," "should," "expect" and similar expressions, include our expectations and objectives regarding our future financial position, operating results and business strategy. These statements reflect the current views of management with respect to future events and are subject to risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from those described in the forward-looking statements. Such risks and uncertainties include those set forth in this Current Report on Form 8-K. We do not intend to update the forward-looking information to reflect actual results or changes in the factors affecting such forward-looking information. We advise you to carefully review the reports and documents we file from time to time with the Securities and Exchange Commission (“SEC”), particularly our annual reports on Form 10-KSB, our quarterly reports on Form 10-QSB and our current reports on Form 8-K.

SECTION 7 – REGULATION FD

ITEM 7.01          REGULATION FD DISCLOSURE

XLR Medical Corp. (the “Company”) announced on March 17, 2005 that it has negotiated a $4,700,000 convertible note financing with an investor based in New York (the “Investor”). The Company has reached a non-binding letter of intent with the Investor which is subject to the completion of a formal private placement agreement. The proceeds of the private placement will be used by the Company to fund the completion of its acquisition of an approximately 51% interest in Exelar Medical Corp. (“Exelar Medical”), to repay corporate debt and for general corporate purposes. It is expected that the convertible note financing will be subject to the following terms:

•
The convertible note will be secured by the Company’s interest in Exelar Medical and will be convertible at the option of the holder into units at $0.40 per unit. Each unit is to consist of one share of the Company’s common stock and one-half (1/2) of one share purchase warrant. Each whole share purchase warrant will entitle the holder to purchase one additional share of the Company’s common stock at a price of $0.60 per share for a period of five years from the date the convertible note is issued.

•
In the event of a sale of by the Company of its interest in Exelar Medical during the currency of the convertible note, the Investor will be entitled to a bonus based on the selling price of that interest. If the selling price is less than or equal to $25 million, the bonus payable to the Investor will be equal to $5 million. If the selling price is greater than $25 million but less than $60 million, the bonus payable will be equal to 60% of the selling price. If the selling price is greater than or equal to $60 million, the bonus payable will be equal to 50% of the selling price.

•	The Investor will be entitled to representation on the Company’s Board of Directors and will have the right to approve any future acquisitions made by the Company.

•
Subject to the approval of Exelar Medical, the Investor will also be assigned the Company’s option to acquire an additional interest of approximately 9% of Exelar Medical by providing additional funding to Exelar Medical upon Exelar Medical’s request.

Readers are cautioned that completion of the convertible note financing is subject to the finalization of a formal private placement agreement between the Company and the Investor. There is no assurance that the Company will be able to reach a formal agreement with the Investor upon the same terms and conditions as set out above, or at all.

A copy of the non-binding letter of intent is attached to this report as exhibit 10.1 and a copy of the press release announcing the convertible note financing is attached to this report as exhibit 99.1.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS.

ITEM 9.01          FINANCIAL STATEMENTS AND EXHIBITS

(c)          Exhibits

Exhibit
Number	Description of Exhibit

10.1	Non-Binding Letter of Intent dated March 16, 2005 from Avi Faliks.

99.1	Press Release date March 17, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XLR MEDICAL CORP.

Date: March 21, 2005
	By:	/s/ Logan B. Anderson
Logan B. Anderson
Chief Financial Officer, Secretary and Treasurer